STOCK PURCHASE AGREEMENT

                             Between

                  SUPERIOR ENERGY SERVICES, INC.

                               and

                          JOHN C. GORDON

                  Dated as of February 28, 1997

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                        TABLE OF CONTENTS


ARTICLE 1   SALE AND PURCHASE OF SHARES; CLOSING................... 1
     Section 1.1 Sale of Shares.................................... 1
     Section 1.2 Purchase Price.................................... 1
     Section 1.3 Closing........................................... 2
     Section 1.4 Deliveries at Closing............................. 2

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF SELLER............... 2
     Section 2.1 Ownership......................................... 2
     Section 2.2 Authority; Enforceability......................... 2
     Section 2.3 Organization; Qualification; Subsidiaries......... 3
     Section 2.4 Capital Stock..................................... 3
     Section 2.5 No Conflict....................................... 3
     Section 2.6 Consent........................................... 4
     Section 2.7 Legal Proceedings................................. 4
     Section 2.8 Investment Representation......................... 4
     Section 2.9 Charter and By-laws............................... 5
     Section 2.10 Annual Financial Statements...................... 5
     Section 2.11 Accounts Receivable.............................. 6
     Section 2.12 Absence of Certain Changes....................... 6
     Section 2.13 Suppliers and Customers.......................... 8
     Section 2.14 Properties....................................... 8
     Section 2.15 Permits; Compliance with Laws.................... 8
     Section 2.16 Material Contracts............................... 8
     Section 2.17 Litigation....................................... 9
     Section 2.18 Environmental Matters............................ 9
     Section 2.19 ERISA and Related Matters........................ 9
     Section 2.20 Taxes............................................ 11
     Section 2.21 Transactions with Certain Persons................ 14
     Section 2.22 Intellectual Property............................ 14
     Section 2.23 Insurance........................................ 14
     Section 2.24 Safety and Health................................ 15
     Section 2.25 Bank Accounts; Powers of Attorney................ 15
     Section 2.26 Compensation Agreements.......................... 15
     Section 2.27 Director and Officer Indemnification............. 15
     Section 2.28 Documents and Written Materials.................. 15
     Section   2.29  Effectiveness  of  Representations  and
          Warranties............................................... 15


ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF SESI................. 16
     Section 3.1 Organization...................................... 16
     Section 3.2 Capitalization.................................... 16
     Section 3.3 Authority; Enforceability......................... 16
     Section 3.4 Consents and Approvals; Conflicts................. 16
     Section 3.5 SESI Common Stock................................. 16
     Section 3.6 SESI Disclosure................................... 17
     Section  3.7   Effectiveness   of  Representations  and
          Warranties........................................... ... 17

ARTICLE 4   PRE-CLOSING COVENANTS.................................. 17
     Section 4.1 Legal Requirements................................ 17
     Section 4.2 Access to Properties and Records.................. 17
     Section 4.3 Conduct of Business............................... 17
     Section 4.4 Public Statements................................. 18
     Section 4.5 No Solicitation................................... 18
     Section 4.6 Update Information................................ 18

ARTICLE 5   CLOSING CONDITIONS..................................... 18
     Section 5.1 Conditions Applicable to all Parties.............. 18
     Section 5.2 Conditions to Obligations of SESI................. 19
     Section 5.3 Conditions to Obligations of Seller............... 19

ARTICLE 6   POST CLOSING COVENANTS................................. 20
     Section 6.1 Section 338 Elections............................. 20
     Section 6.2 Registration Rights............................... 20
     Section 6.3 Stock Incentive Plan.............................. 22
     Section 6.4 Replacement of Note............................... 22

ARTICLE 7  TERMINATION AND AMENDMENT............................... 23
     Section 7.1 Termination....................................... 23
     Section 7.2 Effect of Termination............................. 23
     Section 7.3 Amendment......................................... 23
     Section 7.4 Extension; Waiver................................. 23

ARTICLE 8   INDEMNIFICATION; REMEDIES.............................. 24
     Section 8.1 Indemnification by Seller......................... 24
     Section 8.2 Indemnification by SESI........................... 24
     Section 8.3 Notice and Defense of Third Party Claims.......... 24

ARTICLE 9   DEFINED TERMS.......................................... 25
     Section 9.1 Definitions....................................... 25

ARTICLE 10   MISCELLANEOUS......................................... 28
     Section 10.1 Confidentiality.................................. 28
     Section  10.2  Survival of Representations,  Warranties
          and Agreements........................................... 28
     Section 10.3 Notices.......................................... 28
     Section 10.4 Headings; Gender................................. 29
     Section  10.5  Entire   Agreement;   No   Third   Party
          Beneficiaries............................................ 29
     Section 10.6 Governing Law.................................... 29
     Section 10.7 Assignment....................................... 29
     Section 10.8 Severability..................................... 29
     Section 10.9 Counterparts..................................... 30

Exhibits

A   - Form of Employment Agreement
B   - Form of Promissory Note
C   - Form of Disclosure Schedule

                     STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT, dated as of February 28,
1997   (this   "Agreement"),   is  between  Superior  Energy
Services, Inc., a Delaware corporation ("SESI" or "Buyer"), and John C. Gordon ("Seller").

                       W I T N E S S E T H:

     WHEREAS, Seller is the owner of all of the issued and outstanding shares of common stock, no par value, of Nautilus Pipe & Tool Rental, Inc., a Louisiana corporation
("Nautilus"); and

     WHEREAS, Seller  is  the owner of all of the issued and
outstanding  shares  of  common  stock,  no  par  value,  of
Superior  Bearing  &  Machine   Works,   Inc.,  a  Louisiana
corporation ("Superior Bearing");

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, all of the shares of common stock of Nautilus and Superior Bearing that are owned by Seller for the purchase price and subject to the terms and conditions set forth in this Agreement; and

     WHEREAS, in addition to the other defined terms used herein, as used in this Agreement, certain terms are defined in Article 9;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, Seller and Buyer agree as follows:


                            ARTICLE 1
               SALE AND PURCHASE OF SHARES; CLOSING

     Section 1.1 Sale of Shares. Subject to the terms and conditions herein stated, at the Closing Seller agrees to sell with full title guarantee, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares, free and clear of all Liens.

     Section  1.2  Purchase  Price.  In consideration of
its purchase of the Nautilus Common Stock and Superior Bearing Common Stock, Buyer shall pay to Seller (a) the sum of $4,000,000 by wire transfer to an account specified by Seller to Buyer, (b) 420,000 shares of SESI Common Stock and
(c) the Note in the form attached hereto as Exhibit "B".

     Section 1.3 Closing. Subject to satisfaction or waiver of the conditions specified in Article 5 hereof, the Closing shall take place on or before February 28, 1997 at such place and time as Buyer and Seller may agree.

     Section 1.4 Deliveries  at Closing.  At the Closing
(a) Buyer shall pay or deliver to Seller the cash payment, one or more certificates representing the 420,000 shares of SESI Common Stock, and the Note specified in Section 1.2,
(b) Seller shall deliver to Buyer certificates representing the Shares duly endorsed to SESI, which shall transfer to SESI good title to the Shares free and clear of any adverse claim and (c) Seller and Buyer shall each (i) provide to the other such certificates, agreements and instruments as are required to be delivered under Article 5, (ii) provide to the other proof or indication of the satisfaction or waiver of the conditions set forth in Article 5, and (iii) take such other action as is required to consummate the transactions contemplated by this Agreement.


                            ARTICLE 2
             REPRESENTATIONS AND WARRANTIES OF SELLER

     Each of the representations and warranties set forth herein shall be separate and independent, and, except as expressly provided herein, shall not be limited by reference to any other representation or warranty or anything else in this Agreement. Except as set forth in the Disclosure Schedule that is attached hereto and that is numbered to correspond to the applicable representation or warranty, Seller represents and warrants to Buyer as follows:

     Section  2.1  Ownership.   Seller  is,  and  at the
Closing Date will be, the sole record and beneficial owner of the number of shares of the Shares, which are represented by the certificates bearing the numbers, shown opposite his name in the Disclosure Schedule. Seller has and at the Closing Date will have good and marketable title to the Shares and the absolute right to deliver the Shares in accordance with the terms of this Agreement, free and clear of all Liens. The transfer of the Shares to SESI in accordance with the terms of this Agreement will transfer good and marketable title to the Shares to SESI free and clear of all Liens, restrictions, and claims of every kind.

     Section 2.2 Authority; Enforceability.   Seller has
full  legal  right,  power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes, and each other agreement, instrument or documents executed or to be executed by Seller in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.


     Section    2.3     Organization;     Qualification;
Subsidiaries. Each of Nautilus and Superior Bearing is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, having all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted. No actions or proceedings to dissolve either Nautilus or Superior Bearing are pending. Each of Nautilus and Superior Bearing is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the conduct of its business requires such qualification or licensing. Neither Nautilus nor Superior Bearing has any subsidiaries or owns any equity interests in any other Person.

     Section 2.4 Capital Stock.

          (1) The authorized capital stock of Nautilus consists exclusively of 1,000 shares of common stock, of which 100 shares are issued. All of such issued shares, the Nautilus Common Stock, have been validly issued and are fully paid. There are no existing options, warrants, calls, commitments or other agreements or rights with respect to the capital stock of Nautilus, and there are no convertible or exchangeable securities of Nautilus outstanding which, upon conversion or exchange, would require the issuance of any shares of capital stock or other securities of Nautilus.

          (2) The authorized capital stock of Superior Bearing consists exclusively of 10,000 shares of common stock, of which 100 shares are issued. All of such issued shares, the Superior Bearing Common Stock, have been validly issued and are fully paid. There are no existing options, warrants, calls, commitments or other agreements or rights with respect to the capital stock of Superior Bearing, and there are no convertible or exchangeable securities of Superior Bearing outstanding which, upon conversion or exchange, would require the issuance of any shares of capital stock or other securities of Superior Bearing.

     Section 2.5 No Conflict. Neither the execution and the delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby do or will (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of any Lien, upon the Nautilus Common Stock, the
Superior Bearing Common Stock or any of Nautilus' or Superior Bearing's properties or assets under any of the terms, conditions or provisions of Nautilus' or Superior Bearing's Articles of Incorporation or By-laws or any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which Nautilus or Superior Bearing or any of their respective assets are bound, or (e) violate any Applicable Law binding upon Seller or Nautilus or Superior Bearing or any of their respective assets.

     Section 2.6 Consent. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or other Person is required to be obtained or made by Seller, Nautilus or Superior Bearing in connection with the execution, delivery or performance by Seller of this Agreement or the consummation by it of the transactions contemplated hereby.

     Section   2.7   Legal   Proceedings.    There   are  no
Proceedings pending or, to the knowledge of Seller, threatened seeking to restrain, prohibit or obtain damages or other relief in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby.

     Section 2.8 Investment Representation.

          (1) Seller is acquiring SESI Common Stock for investment for his own account and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering SESI Common Stock acquired by Seller or (ii) pursuant to an applicable exemption under the Securities Act. In receiving SESI Common Stock, Seller is not offering or selling, and will not offer and sale, for SESI in connection with any distribution of such SESI Common Stock, and Seller does not have any contract, undertaking, agreement or arrangement with any person for the distribution of SESI Common Stock and will not participate in any undertaking or in any underwriting of such an undertaking except in compliance with Applicable Law.

          (2) Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in SESI
Common Stock.

          (3) Seller has received from SESI and has reviewed with his representatives a copy of each of SESI Disclosure Documents. Seller has also been afforded access to information about SESI and SESI's financial position, results of operation, business, property and management sufficient to enable him or her to evaluate an investment in SESI Common Stock, and has had the opportunity to ask questions of and has received satisfactory answers from SESI concerning the foregoing matters.

          (4) Seller understands that the shares of SESI Common Stock acquired pursuant hereto have not been registered under the Securities Act on the basis that the sale provided for in this Agreement and the issuance of SESI's Common Stock hereunder is exempt from registration under the Securities Act, and that SESI's reliance on such exemption is based, in part, upon Seller's representations set forth herein.

          (5) Seller understands that the shares of SESI Common Stock will not be registered under the Securities Act, that such shares will be "restricted securities" as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, and that Seller cannot transfer such shares unless they are subsequently registered under the Securities Act and under any applicable state securities law or are transferred in a transfer that, in the opinion of counsel satisfactory to SESI, is exempt from such registration. Seller further understands that SESI will, as a condition to the transfer of any such shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to SESI, to the effect that the proposed transfer does not result in a violation of the Securities Act or any applicable state securities law, unless such transfer is covered by an effective registration statement. Seller understands that such shares of SESI Common Stock may not be sold publicly in reliance on the exemption from registration under the Securities Act afforded by Rule 144 unless and until the minimum holding period (currently two years) and other requirements of Rule 144 have been satisfied.

          (6)  Seller   understands   and  agrees  that  all
certificates  evidencing  the  shares of SESI  Common  Stock
issued   hereunder   will   bear  restrictive   legends   in
substantially the following form:

               The securities  represented by
               this certificate have not been
               registered      under      the
               Securities  Act  of  1933,  as
               amended  (the "Act"),  or  any
               applicable  state law, and may
               not  be  transferred   without
               registration under the Act and
               any   such  state  law  or  an
               opinion       of       counsel
               satisfactory       to      the
               corporation  that registration
               is not required.

     Section 2.9 Charter and By-laws. Seller has made available to SESI accurate and complete copies of (a) the Articles of Incorporation and By-laws of each of Nautilus and Superior Bearing, (b) the stock records of each of Nautilus and Superior Bearing and (c) the minutes of all meetings of the Boards of Directors of each of Nautilus and Superior Bearing, any committees of such boards and the shareholders of each of Nautilus and Superior Bearing (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect the stock ownership of each of Nautilus and Superior Bearing and all actions taken by the Boards of Directors, committees and shareholders. Neither Nautilus nor Superior Bearing is in violation of any provision of its Articles of Incorporation or By-laws.

     Section 2.10 Annual Financial Statements. The Disclosure Schedule contains true and complete copies of the Annual Financial Statements. The Annual Financial Statements have been prepared from the respective books and records of Nautilus and Superior Bearing and are complete, correct and in accordance with the books of account and records of Nautilus and Superior Bearing. Neither Nautilus nor Superior Bearing has since the date of the Annual Financial Statements incurred any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), except (i) liabilities reflected in the Annual Financial Statements, (ii) current liabilities which have arisen since the date of the Annual Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement) and
(iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract).

     Section 2.11 Accounts Receivable. All of the accounts receivable reflected on the Annual Financial Statements or created thereafter have arisen only from bona fide transactions in the ordinary course of business, represent valid obligations owing respectively to Nautilus and Superior Bearing and have been accrued in accordance with generally accepted accounting principles. All such accounts receivable either have been collected in full or will be collectible in full within 120 days of when due, without any counterclaims, setoffs or other defenses and without provision for any allowance for uncollectible accounts in excess of any reserve provided for in the Annual Financial Statements.

     Section 2.12 Absence of Certain Changes. Since December 31, 1996 there has been no event or condition of any character that has had, or can reasonably be expected to have, a material adverse effect on the financial condition, results of operations, cash flow, business or prospects of either Nautilus or Superior Bearing. Neither Nautilus nor Superior Bearing has since December 31, 1996:

          (1) made any material change in the conduct of its business and operations or failed to operate its business so as to preserve its business organization intact and to preserve the good will of its customers, suppliers and others with whom it has significant business relations;

          (2) entered into any agreement or transaction not in the ordinary course of business;

          (3) incurred any obligation or liability, absolute or contingent, except trade or business obligations incurred in the ordinary course of business or sales, income, franchise, or ad valorem taxes accruing or becoming payable in the ordinary course of business;

          (4)  declared   or  paid  any  dividend  or  other
distribution with respect to any of its capital stock or purchased any of its capital stock;

          (5) acquired or disposed of any assets material to its business or operations;

          (6)  subjected any of its assets to any Lien;

          (7) increased the rate of compensation (including bonuses, contingent severance payments, retirement, profit sharing, benefit or similar payments) payable or to become payable to any of its officers or directors;

          (8)  adopted   any   employee   welfare,  pension,
retirement, profit sharing or similar plan or made any material addition to or modification of existing plans;

          (9)  experienced  any   labor   trouble   or   any
controversy or unsettled grievance involving any personnel;

          (10) terminated   or   received   notice   of  the
termination of any contract, commitment or transaction that is material to it, or waived any right of material value to it;

          (11) made any material change in any accounting principle, procedure or practice followed by it;

          (12) issued any stock or merged or consolidated with any other business or agreed to do so;

          (13) made any capital expenditure or entered into any Lease;

          (14) borrowed any money or guaranteed or assumed any indebtedness of others;

          (15) suffered any extraordinary losses or any material damage, destruction or casualty with respect to its assets, or experienced any events, conditions, losses or casualties which have resulted in or might result in claims under its insurance policies of an aggregate of $5,000 or more;

          (16) loaned any money to any Person;

          (17) defaulted  under  any note,  loan,  mortgage,
guarantee  or  other  instrument  of  indebtedness   or  any
Material Contract;

          (18) received any notification, warning or inquiry from or given any notification to or had any communication with any Governmental Entity, with respect to any proposed remedial action or any violation or alleged or possible violation of any law, rule, regulation or order relating to or affecting its business, nor are any facts known to either Nautilus or Superior Bearing that may reasonably be expected to give rise to any such notification, warning or inquiry;

          (19) transferred any asset, right or interest to, or entered into any transaction with Seller or any of his Affiliates;

          (20) amended its Articles of Incorporation or By-laws;

          (21) received notice or had knowledge or reason to believe that any substantial customer of either Nautilus or Superior Bearing has terminated or intends to terminate its relationship with Nautilus or Superior Bearing;

          (22) waived any right in connection with any aspect of its business that could have a material effect on the business of either Nautilus or Superior Bearing; or

          (23) made any agreement or commitment to do any of the foregoing.

     Section   2.13   Suppliers   and  Customers.   To  the
knowledge of Seller, (a) no supplier providing oil field pipe, equipment or tools to either Nautilus or Superior Bearing intends to cease selling such oil field pipe, equipment or tools to Nautilus or Superior Bearing or to limit or reduce such sales to Nautilus or Superior Bearing or materially alter the terms or conditions of such sales and (b) no customer of either Nautilus or Superior Bearing intends to terminate, limit or reduce its or their business relations with Nautilus or Superior Bearing.

     Section 2.14 Properties.

          (1) Neither Nautilus nor Superior Bearing owns, or has ever owned, any real property other than as described in the Disclosure Schedule. Either Nautilus or Superior Bearing has good title to all material properties and assets reflected in the Disclosure Schedule, free and clear of any Liens.

          (2) The Disclosure Schedule sets forth a complete and correct list of all Leases, all of which are valid and enforceable and in full force and effect. Complete and correct copies of each Lease have been made available to SESI. Each of Nautilus and Superior Bearing is in full compliance with and has not received a notice of default under any Lease and neither Nautilus nor Superior Bearing is involved in any dispute under any Lease, the effect of which would have a material adverse effect on the business, assets or financial condition of either Nautilus or Superior Bearing.

          (3) Except as described in the Disclosure Schedule, there are no developments affecting any of Nautilus' or Superior Bearing's owned or leased properties or assets pending or threatened which could materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of such properties or assets.

     Section 2.15 Permits; Compliance with Laws. Each of Nautilus and Superior Bearing (a) has all necessary permits, licenses and governmental authorizations required for the lease, ownership, occupancy or operation of its properties and assets and the carrying on of its business, and (b) has conducted its business in substantial compliance with and is in substantial compliance with all applicable laws, regulations, orders, permits, judgments, ordinances or decrees of any Governmental Entity.

     Section 2.16 Material Contracts. The Disclosure Schedule lists and describes all Material Contracts. A complete and correct copy of each Material Contract has been furnished to or made available to SESI. Each Material Contract is valid, binding and enforceable, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by equitable principles. Each of Nautilus and Superior Bearing and each other party to each Material Contract are in compliance in all material respects with the provisions of such Material Contract.

     Section 2.17 Litigation. There are no Proceedings pending or threatened against either Nautilus or Superior Bearing and, to the knowledge of Seller, there have been no events and there are no facts or circumstances that could result in any Proceedings.

     Section 2.18 Environmental Matters. Neither Nautilus nor Superior Bearing is in violation of any Applicable Law relating to the environment and neither Nautilus nor Superior Bearing is a party to any proposed removal, response or remedial action. Neither Nautilus nor Superior Bearing has received any notice with respect to the business, the leased or owned properties, or the use by third parties of the assets of either Nautilus or Superior Bearing that (i) any investigation, administrative order, consent order and agreement, removal or remedial action, litigation or settlement with respect to any environmental permit, law or regulation is proposed, threatened, anticipated or in existence, (ii) any release of any hazardous substances, pollutant or contaminant into the environment by either Nautilus or Superior Bearing has occurred or (iii) any exposure of any person or property to any hazardous substance, pollutant or contaminant has occurred. The properties currently and previously leased or owned by either Nautilus or Superior Bearing are not and have never been on or associated with any "national priorities" list or any equivalent state list or any federal or state "superlien" list. Each of Nautilus and Superior Bearing has made available to SESI all internal and external environmental audits and studies relating to the leased or owned properties of either Nautilus or Superior Bearing and all correspondence on substantial environmental matters relating to the leased or owned properties of either Nautilus or Superior Bearing in the possession of either Nautilus or Superior Bearing.

     Section 2.19 ERISA and Related Matters.

          (1) The Disclosure Schedule lists each Employee Plan that each of Nautilus and Superior Bearing maintains, administers, contributes to, or has any contingent liability with respect thereto. Seller has provided a true and complete copy of each such Plan, current summary plan description, (and, if applicable, related trust documents) and all amendments thereto and written interpretations thereof together with (i) all annual reports, if any, that have been prepared in connection with each such Employee Plan; (ii) all material communications received from or sent to the Internal Revenue Service or the Department of Labor within the last two years (including a written description of any oral communications); and (iii) the most recent Internal Revenue Services determination letter with respect to each Employee Plan and the most recent application for a determination letter.

          (2) The Disclosure Schedule identifies each Benefit Arrangement that each of Nautilus and Superior Bearing maintains, or administers. Except as set forth in the Disclosure Schedule, each of Nautilus and Superior Bearing has made all contributions to and has no contingent liability with respect to any of its Benefit Arrangements. Seller has furnished to SESI copies or descriptions of each Benefit Arrangement. To the knowledge of Seller, each
Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

          (3) Benefits under any Employee Plan or Benefit Arrangement are as represented in said documents and have not been increased or modified (whether written or not written) subsequent to the dates of such documents. Neither Nautilus nor Superior Bearing has communicated to any employee or former employee any intention or commitment to modify any Employee Plan or Benefit Arrangement or to establish or implement any other employee or retiree benefit or compensation arrangement.

          (4) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and, to the knowledge of Seller, no event has occurred since such adoption that would adversely affect such qualification and each trust created in connection with each such Employee Plan forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. To the knowledge of Seller, each Employee Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

          (5) To the knowledge of Seller, full payment has been made of all amounts which either Nautilus or Superior Bearing is or has been required to have paid as contributions to any Employee Plan or Benefit Arrangement under applicable law or under the terms of any such plan or any arrangement.

          (6) To the knowledge of Seller, neither Nautilus nor Superior Bearing nor any of their shareholders, directors, officers or employers has engaged in any transaction with respect to an Employee Plan that could subject either Nautilus or Superior Bearing to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code.

          (7) To the knowledge of Seller, neither Nautilus nor Superior Bearing has any current or projected liability in respect of post-retirement or post-employment welfare benefits for retired, current or former employees. No health, medical, death or survivor benefits have been provided under any Benefit Arrangement to any person who is not an employee or former employee of either Nautilus or Superior Bearing or a dependent thereof.

          (8) There is no litigation, administrative or arbitration proceeding or other dispute pending or threatened that involves any Employee Plan or Benefit Arrangement which could reasonably be expected to result in a liability to either Nautilus or Superior Bearing, any employees or directors of either Nautilus or Superior Bearing, or any fiduciary (as defined in ERISA Section 3(21)) of such Employee Plan or Benefit Arrangement.

          (9) No employee or former employee of either Nautilus or Superior Bearing will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefit (including acceleration of compensation, an award, vesting or exercise of an incentive award) or any fee or payment of any kind solely as a result of any of the transactions contemplated hereby.

          (10) Neither Nautilus nor Superior Bearing is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (i.e., a golden parachute).

     Section 2.20 Taxes.

          (1) Superior Bearing and Seller have made an election under Code Section 1362 to have Superior Bearing treated as an S Corporation for federal tax purposes. Superior Bearing has continuously satisfied the requirements necessary to be taxed as an S Corporation since the date of the election described in the preceding sentence. Neither Superior Bearing nor Seller has taken, or will take prior to the Effective Time, any action that will terminate Superior Bearing's treatment as an S Corporation.

          (2) All Returns required to be filed by or on behalf of either Nautilus or Superior Bearing have been duly filed on a timely basis and such Returns (including all attached statements and schedules) are true, complete and correct. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by either Nautilus or Superior Bearing with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Closing Date.

          (3) Each of Nautilus and Superior Bearing has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

          (4) There are no Liens on any of the assets of either Nautilus or Superior Bearing with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

          (5) Seller has furnished or made available to SESI true and complete copies of: (i) all federal and state income and franchise tax returns of each of Nautilus and Superior Bearing for all periods beginning on or after January 1, 1994, and (ii) all tax audit reports, work papers statements of deficiencies, closing or other agreements received by either Nautilus or Superior Bearing or on Nautilus' or Superior Bearing's behalf relating to Taxes.

          (6)  Except   as   disclosed   on  the  Disclosure
Schedule  or in documents provided to or made  available  to
SESI:

               (1)  The  Returns  of  Nautilus  and Superior
Bearing have never been audited by a governmental or taxing authority, nor is any such audit in process, pending or threatened (formally or informally).

               (2) No deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to Taxes of either Nautilus or Superior Bearing, and there is no basis for the assertion of any deficiency of Taxes of either Nautilus or Superior Bearing. No notice (either formally or informally) has been received by either Nautilus or Superior Bearing that it has not filed a Return or paid Taxes required to be filed or paid by it.

               (3) Neither Nautilus nor Superior Bearing is a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened (either formally or informally) against either Nautilus or Superior Bearing or any of either Nautilus' or Superior Bearing's assets.

               (4) Except as reflected in the Returns or as disclosed on the Disclosure Schedule, no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of either Nautilus or Superior Bearing.

               (5)  There  are  no  requests   for  rulings,
subpoenas or requests for information pending with respect to either Nautilus or Superior Bearing.

               (6) No power of attorney has been granted by either Nautilus or Superior Bearing, with respect to any matter relating to Taxes.

               (7) The amount of liability for unpaid Taxes of each of Nautilus and Superior Bearing for all periods ending on or before the Effective Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes, as such accruals are reflected on the respective balance sheets of Nautilus and Superior Bearing as of the Closing Date.

          (7)  Except  as  disclosed   on   the   Disclosure
Schedule, or as described in documents furnished to or made available to SESI:

               (1) Neither Nautilus nor Superior Bearing has made an election, or is required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code.

               (2) Neither Nautilus nor Superior Bearing has issued or assumed any indebtedness that is subject to section 279(b) of the Code.

               (3) Neither Nautilus nor Superior Bearing has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

               (4) No consent under Section 341(f) of the Code has been filed with respect to either Nautilus or Superior Bearing.

               (5) Neither Nautilus nor Superior Bearing has agreed, nor is either Nautilus or Superior Bearing required to make, any adjustment under Code Section 481(a) by reason of change in accounting method or otherwise.

               (6) Neither Nautilus nor Superior Bearing has disposed of any property that has been accounted for under the installment method.

               (7) Neither Nautilus nor Superior Bearing is a party to any interest rate swap, currency swap or similar transaction.

               (8) Neither Nautilus nor Bearing is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and SESI is not required to withhold tax on the acquisition of the stock of either Nautilus or Superior Bearing.

               (9) Neither Nautilus nor Superior Bearing has participated in any international boycott as defined in Code Section 999.

               (10) Neither Nautilus nor Superior Bearing is
subject   to   any   joint  venture,  partnership  or  other
arrangement or contract that is treated as a partnership for federal income tax purposes.

               (11) Neither Nautilus nor Superior Bearing has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local income tax provisions.

               (12) Neither Nautilus nor Superior Bearing has or has ever had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

               (13) The transactions contemplated herein are not subject to the tax withholding provisions of Section
3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

          (8) Set forth in the Disclosure Schedule or in documents furnished or made available to SESI is accurate and complete information with respect to each of the following for all tax periods beginning on or after January 1, 1994:

               (1)  Any tax elections in effect with respect
                    to   each   of   Nautilus  and  Superior
                    Bearing; and

               (2) Any tax credit carry overs of each of Nautilus and Superior Bearing.

     Section 2.21 Transactions with Certain Persons. Except for employment relationships in the ordinary course of business, no employee of either Nautilus or Superior Bearing or any of the employees' Affiliates is presently a party to any transaction with either Nautilus or Superior Bearing, including without limitation any contract, agreement or other arrangement providing for the furnishing of services by or the rental of real or personal property from any such person or from any of their Affiliates.

     Section 2.22 Intellectual Property. Each of Nautilus and Superior Bearing either own or has valid licenses to use all patents, copyrights, trademarks, software, databases, and other technical information used in its business as presently conducted, subject to limitations contained in the agreements governing the use of same, which limitations are customary for companies engaged in businesses similar to each of Nautilus and Superior Bearing. There are no limitations contained in any such agreements which will alter any such rights, breach any such agreement or any third-party vendor, or require payments of additional sums thereunder. Each of Nautilus and Superior Bearing is in compliance with all such licenses and agreements and there are no pending or, to the knowledge of Seller, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of either Nautilus or Superior Bearing to use, copy, modify or distribute the same.

     Section 2.23 Insurance. SESI has been provided copies of or access to all insurance policies or binders which relate to each of Nautilus' and Superior Bearing's business. All premiums due under such policies and binders have been paid or accrued for on the Annual Financial Statements and all such policies and binders are in full force and effect and no notice of cancellation or nonrenewal of any such policy or binder has been received by either Nautilus or Superior Bearing and no notice of disallowance of any claim under any insurance policy or binder, whether or not currently in effect, has been received by either Nautilus or Bearing. Neither Nautilus nor Superior Bearing has any liability for or exposure to any premium expense for expired policies and there are no current claims by either Nautilus or Superior Bearing under any such policy or binder as to which coverage has been questioned, denied or disputed by the underwriters of such policies, nor are there any insured losses for which claims have not been made.

     Section 2.24 Safety and Health. The property and assets of each of Nautilus and Superior Bearing have been and are being operated in compliance with all Applicable Laws designed to protect safety or health, or both, including without limitation, the Occupational Safety and Health Act and the regulations promulgated pursuant thereto. Neither Nautilus nor Superior Bearing has received any written notice of any violations, deficiency, investigation or inquiry from any Governmental Entity, employer or third party under any such law and, to the knowledge of Seller, no such investigation or inquiry is planned or threatened.

     Section 2.25 Bank Accounts; Powers of Attorney. The Disclosure Schedule sets forth with respect to each bank account or cash account maintained by either Nautilus or Superior Bearing at any bank, brokerage or other financial firm, the name of the institution at which such account is maintained, the number of the account, and the names of the individuals having authority to withdraw funds from such account.

     Section 2.26 Compensation Agreements. The Disclosure Schedule lists all written employment, commission, bonus or other compensation and consulting agreements to which either Nautilus or Superior Bearing is a party. Except as set forth on the Disclosure Schedule, neither Nautilus nor Bearing is a party to any written or oral employment, commission, bonus or other compensation or consulting agreement which Nautilus or Superior Bearing may not terminate without any payment or penalty, at will, with or without cause, except to the extent that employment at will may be limited by Applicable Law.

     Section 2.27 Director and Officer Indemnification. The directors and officers of each of Nautilus and Superior Bearing are not entitled to indemnification by either Nautilus or Superior Bearing, except to the extent that indemnification rights are provided for generally in
Louisiana and there are no pending claims for indemnification by any director or officer of either Nautilus or Superior Bearing.

     Section 2.28 Documents and Written Materials. Originals or true and complete copies of all documents or other written materials underlying items listed in the Disclosure Schedule have been furnished or made available to SESI in the form in which each of such documents is in effect, and will not be modified in any material respect prior to the Closing Date without SESI's prior written consent.

     Section 2.29 Effectiveness of Representations and Warranties. All of the representations and warranties of Seller in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by Seller on and as of the Closing Date.


                            ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF SESI

     SESI represents and warrants to and agrees with Seller as follows:

     Section 3.1 Organization. SESI is a corporation duly organized, validly existing and in good standing under the laws of Louisiana and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

     Section 3.2 Capitalization. As of the date of this Agreement, the authorized capital stock of SESI consists of 40,000,000 shares of common stock, $.001 par value per share, 18,597,045 of which are validly issued and outstanding, and 5,000,000 shares of preferred stock, $.01 par value, none of which are outstanding.

     Section 3.3 Authority; Enforceability. SESI has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SESI and no other corporate proceedings on the part of SESI are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by SESI and constitutes a valid and binding obligation of SESI, enforceable against SESI in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

     Section 3.4 Consents and Approvals; Conflicts. No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by SESI of this Agreement or the consummation by SESI of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by SESI, nor the consummation of the transactions contemplated hereby, will violate any of the provisions of the Articles of Incorporation or By-laws of SESI; or conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any court order, consent decree, note, bond, mortgage, indenture, deed of trust, or any license or agreement binding on SESI or to which SESI is subject or a party, or constitute a default thereunder, or result in the creation of any Lien upon any of the assets of SESI, except for any such conflict, breach, termination, acceleration, default or Lien which would not have a material adverse effect on (a) the business, assets or financial condition of SESI or (b) SESI's ability to consummate any of the transactions contemplated hereby.

     Section  3.5  SESI  Common  Stock.   All shares of SESI
Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

     Section 3.6  SESI  Disclosure.   The  SESI  Disclosure
Documents do not include any misstatement of any fact material to the assets, business, operations, financial condition and prospects of SESI, taken as a whole, or omit to state such a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.

     Section 3.7 Effectiveness of Representations and Warranties. All of the representations and warranties of SESI in this Agreement shall be true in all material respects on the Closing Date and shall be deemed to have been made again by SESI on and as of the Closing Date.


                            ARTICLE 4
                      PRE-CLOSING COVENANTS

     Section 4.1 Legal Requirements. Subject to the conditions set forth in Article 5 and to the other terms and provisions of this Agreement, each of the parties to this Agreement agrees to take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements applicable to it with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them. Each of SESI and Seller will take all reasonable actions necessary to obtain, and will cooperate with each other in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private party, required to be obtained or made by it or the taking or any action contemplated by this Agreement.

     Section 4.2 Access to Properties and Records. Until the Closing Date, Seller shall cause Nautilus and Superior Bearing to allow SESI and its authorized representatives full access, during normal business hours and on reasonable notice, to all of each of Nautilus' and Superior Bearing's properties, offices, vehicles, equipment, inventory and other assets, documents, files, books and records, in order to allow SESI a full opportunity to make such investigation and inspection as it desires of Nautilus' and Superior Bearing's business and assets. Seller shall further cause Nautilus and Superior Bearing to use their best efforts to cause the employees, counsel and regular independent certified public accountants of each of Nautilus and Superior Bearing to be available upon reasonable notice to answer questions of SESI's representatives concerning the business and affairs of each of Nautilus and Superior Bearing, and shall further use their best efforts to cause them to make available all relevant books and records in connection with such inspection and examination, including without limitation work papers for all audits and reviews of financial statements of each of Nautilus and Superior Bearing.

     Section 4.3 Conduct of Business. From and after the date of this Agreement and until the Closing Date, SESI shall conduct its business, and Seller shall cause Nautilus and Superior Bearing to each conduct their businesses, in the ordinary course and consistently with past practice, except as expressly required or otherwise permitted by this Agreement, and shall not take or permit any action which would cause any of their representations made in this Agreement not to be true and correct on the Closing Date.

     Section 4.4 Public Statements. Prior to the Closing Date, none of the parties to this Agreement shall, and each party shall use its best efforts so that none of its advisors, officers, directors or employees shall, except with the prior written consent of the other party, publicize, announce or describe to any third person, except their respective advisors and employees, the execution or terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as required by law or as required pursuant to this Agreement to obtain the consent of such third person; provided, in any case, that SESI may make such disclosures and announcements as may be necessary or advisable under applicable securities laws.

     Section 4.5 No Solicitation. Seller will not prior to the Closing Date or the termination of this Agreement pursuant to Section 7.1, (nor will he permit any of his affiliates or any of either Nautilus' or Superior Bearing's officers, directors or agents to) directly or indirectly solicit or participate or engage in or initiate any negotiations or discussions, or enter into or authorize any agreement or agreements in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any significant part of either Nautilus' or Superior Bearing's business and properties or any Nautilus Common Stock or Superior Bearing Common Stock whether by merger, purchase of assets, purchase of stock or otherwise. Seller will notify SESI promptly upon receipt of any inquiry, offer or other communication from any third party regarding any such activities.

     Section 4.6 Update Information. Each party hereto will promptly disclose to the other any information contained in its representations and warranties that because of an event occurring after the date hereof is incomplete or no longer correct; provided, however, that none of such disclosures will be deemed to modify, amend, or supplement the representations and warranties of such party, unless the other party consents to such modification, amendment, or supplement in writing.


                            ARTICLE 5
                        CLOSING CONDITIONS

     Section 5.1 Conditions Applicable to all Parties. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, where permissible, waiver by such party of the following conditions at or prior to the Closing
Date:

          (1) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity which prohibits or restricts the consummation of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding by a state or federal Governmental Entity before any court or other Governmental Entity shall have been commenced and be pending which seeks to prohibit or restrict the consummation of the transactions contemplated by this Agreement.

          (2)  Seller shall have entered into the Employment
Agreement.

     Section 5.2 Conditions to Obligations of SESI. The obligations of SESI to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived by
SESI:

          (1) The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Seller shall have performed in all material respects all obligations required to be performed by him under this Agreement at or prior to the Closing Date.

          (2) All consents and approvals of third parties necessary for consummation of the transactions contemplated by this Agreement shall have been obtained. Seller shall have used his best efforts to obtain all necessary permits, authorizations, consents and approvals required by such Governmental Entities prior to the Closing Date.

          (3) SESI shall have had a full opportunity to conduct inspections of the operating assets and books and records of each of Nautilus and Superior Bearing. Seller shall have provided SESI certified copies of Nautilus' and Superior Bearing's Articles of Incorporation and By-laws and certificates of existence, good standing and qualification to do business as a foreign corporation, certified by the Secretary of State of the State of Louisiana.

          (4)  Any  and  all  changes made to the Disclosure
Schedule or to the representations and warranties of Seller shall be satisfactory in all respects to SESI.

     Section 5.3 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by
Seller:

          (1) The representations and warranties of SESI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and SESI shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (2) Seller shall have received a certificate of a duly authorized officer of SESI, dated the Closing Date, certifying as to the incumbency of any person executing this Agreement or any certificate or other document delivered in connection with this Agreement and certifying such other matters as Seller shall reasonably request.


                            ARTICLE 6
                      POST CLOSING COVENANTS

     Section 6.1 Section 338 Elections. If requested by SESI, Seller shall join in an election to have the provisions of Section 338(h)(10) of the Code and similar provisions of state law (collectively, the "Section 338 Elections") apply to the acquisition of the Shares. SESI shall be responsible for, and control, the preparation and filing of such election. The allocation of purchase price among the assets of the Nautilus and Superior Bearing shall be made in accordance with Code Sections 338 and 1060 and any comparable provisions of state, local or foreign law, as appropriate. Seller shall, unless it would be unreasonable to do so, accept SESI's determination of such purchase price allocations and shall report, act, file in all respects and for all purposes consistent with such determination of SESI. SESI shall execute and deliver to Seller such documents or forms (including Section 338 Forms, as defined below) as Seller shall request or as are required by applicable law for an effective 338(h)(10) Election. "Section 338 Forms" shall mean all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county, parish or other local taxing authority in connection with a 338(h)(10) Election, including, without limitation, any "statement of Section 338 election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to applicable Treasury Regulations.

     Section 6.2 Registration Rights.

          (1) Seller may request in writing that SESI effect the registration under the Securities Act of all or any part of the Registrable Shares owned by Seller. Thereupon, SESI shall, as expeditiously as possible, take such steps as are necessary to effect the registration of all Registrable Shares that SESI has been requested to so register. SESI shall be obligated to prepare and file at its expense one registration statement under the Securities Act pursuant to this Section 6.2(a); provided, however, that SESI may for up to a 90 day period defer filing a registration statement and from time to time suspend the ability of Seller to resell Registrable Shares pursuant to such registration statement if SESI reasonably concludes, after consultation with Seller, that filing a registration statement or updating the prospectus contained therein would
(i) interfere with or adversely affect the negotiation or completion of any transaction that is being contemplated by SESI at the time the right to delay is exercised or (ii) involve an initial or continuing disclosure obligation that would not be in the best interest of SESI's stockholders. If at any time SESI defers filing a registration statement or suspends the ability to sell the Registrable Shares pursuant to such registration statement, SESI shall use its best efforts to file such registration statement or permit resales of Registrable Shares pursuant to such registration statement as soon as thereafter as practicable; provided, however, that the foregoing shall not require SESI to alter its actions with respect to any pending corporate developments or business transactions of the nature described in clauses (i) and (ii) above.

          (2) Whenever SESI proposes to file a registration statement (other than pursuant to Section 6.2(a) or on Form S-4 or Form S-8, or any successor forms) relating to SESI Common Stock proposed to be sold for SESI's account at any time and from time to time, it will, prior to such filing, give written notice to Seller of its intention to do so and, upon the written request of Seller given within 30 days after SESI provides such notice (which request shall state the intended method of disposition of such Registrable Shares), SESI shall use its best efforts to cause all Registrable Shares that SESI has been requested by Seller to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Seller; provided that SESI shall have the right to postpone or withdraw any registration effected pursuant to this Section 6.2(b) without obligation to Seller. In connection with any offering under this
Section 6.2(b) involving an underwriting, SESI shall not be required to include any Registrable Shares in such offering unless the holder thereof accepts the terms of the underwriting as agreed upon between SESI and the underwriters selected by it (provided that such terms must be consistent with this Agreement), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by SESI. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares that Seller has requested to be included would materially and adversely affect such public offering, then SESI shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect.

          (3) SESI will pay all the expenses incurred by SESI in complying with this Section 6.2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees, and expenses of counsel for SESI, state "blue sky" fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions, and the fees and expenses of selling Seller's own counsel.

          (4) Seller agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Shares during the five (5) days prior to (provided that Seller receives a notice from SESI of a commencement of such 5-day period) and up to a 180-day period beginning on the effective date of any underwritten registration effected pursuant to Section 6.2(a) or any registration effected pursuant to Section 6.2(b) in which Registrable Shares are included (except as part of such underwritten registration), that may be requested by the underwriters managing the public offering.

          (5) If and whenever SESI is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, SESI shall file with the Securities and Exchange Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause that registration statement to become and remain effective and any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 90 days after the effective date thereof.

          (6) The holder of Registrable Shares included in any registration shall furnish to SESI such information regarding such holder and the distribution proposed by such holder as SESI may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6.2.

          (7)  SESI agrees to:

               (1)  comply  with  the requirements  of  Rule
144(c) under the Securities Act with respect to current public information about SESI;

               (2) use its best efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of SESI under the Securities Act and the Exchange Act; and

                (3) furnish  to  the  holder of  Registrable
Shares upon request (i) a written statement by SESI as to its compliance with the requirements of Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of SESI, and (iii) such other reports and documents of SESI as such holder may reasonably request to avail itself of any similar rule or regulation of the Securities and Exchange Commission allowing it to sell any such securities without registration.

     Section 6.3 Stock Incentive Plan. SESI will propose to its stockholders in connection with its 1997 annual meeting of stockholders to amend its stock incentive plan to, among such other amendments as may be proposed, increase by 500,000 the number of shares of SESI Common Stock eligible under the stock incentive plan with those shares reserved for grant to employees of Nautilus and Superior Bearing.

     Section 6.4 Replacement of Note. Promptly after the Closing Date, the Buyer and Seller shall attempt to obtain term insurance on the life of Seller in an amount sufficient to fund Buyer's obligations under the Note. If insurance can be obtained, then when the policy is issued (with Buyer as owner and being responsible for the payment of all related premiums), the Note shall be amended to provide that if Seller dies prior to the Payment Date, then the Seller's successors shall be entitled to the prepayment of the Note by Buyer from the proceeds of such insurance policy in an amount equal to $2,150,000 plus interest thereon.


                            ARTICLE 7
                    TERMINATION AND AMENDMENT

     Section   7.1   Termination.   This  Agreement  may  be
terminated and may be abandoned at any time prior to the Closing Date:

          (1)  by mutual consent of SESI and Seller;

          (2) by SESI or Seller, as the case may be, if (a) there shall have been a material breach of any representation, warranty, covenant or agreement on the part of either the Seller or on the part of SESI, as the case may be, which breach shall not have been cured prior to the earlier of (i) 10 days following notice of such breach and
(ii) the Closing Date; or (b) any permanent injunction or other order of a court or other competent Governmental Entity preventing the transactions contemplated by this agreement shall have become final and nonappealable; or

          (3)  by  SESI  or   Seller   if  the  transactions
contemplated by this Agreement shall not have been consummated on or before February 28, 1997; provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has resulted in the failure of the transactions contemplated by this agreement to occur on or before such date.

     Section 7.2 Effect of Termination. In the event of a termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation under any provisions hereof on the part of SESI or Seller, except (a) pursuant to the covenants and agreements contained in Section 10.1 and this
Section 7.2 and (b) to the extent that such termination results from the willful material breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the non-breaching party shall have a right to recover its damages caused thereby.

     Section 7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     Section 7.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, in their respective sole discretion and to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.


                            ARTICLE 8
                    INDEMNIFICATION; REMEDIES

     Section 8.1 Indemnification by Seller. Except as otherwise expressly provided in this Article 8, Seller shall defend, indemnify and hold harmless SESI and each of SESI's officers, directors, employees, Affiliates, successors and assigns (SESI and such persons, collectively, "SESI's Indemnified Persons"), and shall reimburse SESI's
Indemnified Persons, for, from and against each and every demand, claim, action, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by SESI's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of Seller in this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto in any respect whether or not SESI's Indemnified Persons relied thereon or had knowledge thereof or (b) any breach or nonperformance of any covenant, agreement or other obligation of Seller Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto; provided, however, that, except for a knowing and intentional breach of any representation or warranty of Seller in this Agreement (as to which there shall be no Minimum Amount), Seller shall have no liability under Section 8.1(a) unless and until the aggregate of all Losses resulting therefrom exceeds $25,000 (the "Seller's Minimum Amount"), in which event Seller shall be liable for all Losses in excess of Seller's Minimum Amount.

     Section 8.2 Indemnification by SESI. Except as otherwise expressly provided in this Article 8, SESI shall defend, indemnify and hold harmless Seller and each of Seller's successors and assigns (Seller and such persons, collectively, "Seller's Indemnified Persons"), and shall reimburse Seller's Indemnified Persons for, from and against all Losses imposed on or incurred by Seller's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of SESI in this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto in any respect, whether or not Seller's Indemnified Persons relied thereon or had knowledge thereof, or (b) any breach or nonperformance of any covenant, agreement or other obligation of SESI under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto; provided, however, that SESI shall have no liability under this Section 8.2(b) unless and until the aggregate of all Losses exceeds $25,000 ("SESI Minimum Amount"), in which event SESI shall be liable for all Losses in excess of SESI's Minimum Amount.

     Section 8.3 Notice and Defense of Third Party Claims. If any third party demand, claim, action or proceeding shall be brought or asserted under this Article 8 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article 8 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice thereof to the Indemnifying Person who shall have the right to assume its defense, including the hiring of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations under this Article 8 only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, does not assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 8 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.


                            ARTICLE 9
                          DEFINED TERMS

     Section 9.1 Definitions.   In  addition  to  the  other
defined  terms  used  herein, as used in this Agreement, the
following   terms  when  capitalized   have   the   meanings
indicated.

     "Affiliate"  shall  have  the  meaning ascribed by Rule
12b-2 promulgated under the Exchange Act.

     "Annual  Financial  Statements"  shall   mean,  as  the
context may require, (a) the unaudited balance sheet and related unaudited statements of income, stockholders' equity and cash flows and the related notes thereto of Nautilus as of and for the fiscal year ended December 31, 1996 or (b) the unaudited balance sheet and related unaudited statements of income, stockholders' equity and cash flows and the related notes thereto of Superior Bearing as of and for the fiscal year ended December 31, 1996.

     "Applicable Law" shall mean any statute, law, rule or regulation or any judgement, order, writ, injunction or decree of any Governmental Entity to which a specified
Person or its property is subject.

     "Agreement" shall mean this Stock Purchase Agreement, including the Exhibits hereto, all as amended or otherwise modified from time to time.

     "Benefit Arrangement" shall mean any employment, severance or similar contract, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than the Employee Plans, that is maintained, administered or contributed to by the employer and covers any employee or former employee of the employer.

     "Business Day" shall mean a day other than a Saturday, a Sunday or a day on which national banks are closed.

     "Closing" means the consummation of the Purchase and the other transactions contemplated by this Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Disclosure   Schedule"   shall   mean  the  disclosure
schedules and other documents attached hereto as Exhibit "C"
prepared  by  Seller  in  accordance  with  the   applicable
provisions of this Agreement.

     "Employee Plan" means a plan or arrangement as defined in Section 3(3) of ERISA, that (a) is subject to any provision of ERISA, (b) is maintained, administered or contributed to by the employer and (c) covers any employee or former employee of the employer.

     "ERISA" means the Employee Retirement  Income  Security
Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Governmental  Entity" shall mean any court or tribunal
in  any  jurisdiction  or   any   public,   governmental  or
regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

     "Leases" shall mean any executory lease to which either
Nautilus or Superior Bearing is subject having future rental payments of more than $5,000 in the aggregate.

     "Liens" shall mean pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

     "Material Contract" means any executory contract, agreement or other understanding, whether or not reduced to writing, that is not cancellable within 30 days, to which either Nautilus or Superior Bearing or its property is subject, which provides for future payments to another Person by either Nautilus or Superior Bearing of more than $5,000 in the aggregate.

     "Multiemployer Plan" means a plan or arrangement as defined in Section 4001(a)(3) and 3(37) of ERISA.

     "Nautilus Common Stock" shall mean all of the issued and outstanding shares of common stock, without par value, of Nautilus.

     "Note" shall mean a Non-Negotiable Promissory Note in the form attached hereto as Exhibit "B".

     "Person" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

     "Pre-Closing Periods" shall mean all Tax periods ending at or before the Closing Date and, with respect to any Tax period that includes but does not end at the Closing Date, the portion of such period that ends at and includes the Closing Date.

     "Proceedings"   means  any  suit,  action,  proceeding,
dispute or claim before or investigation by any Governmental
Entity.

     "Purchase"  shall  mean  the  purchase  by SESI of  the
Nautilus Common Stock and Superior Bearing Common  Stock for
the   consideration   specified   in  Section  2.2  of  this
Agreement.

     "Registrable Shares" means, at any time, SESI Common Stock issued to Seller pursuant to this Agreement that cannot be sold without satisfying the holding period required of Rule 144(d) under the Securities Act (presently two years from the date of issuance of the SESI Common Stock or such shorter period as the Securities and Exchange Commission may adopt).

     "Returns" means all returns, reports, estimates, declarations and statements of any nature regarding Taxes for any Pre-Closing Period required to be filed by the taxpayer relating to its income, properties or operations.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "SESI Common Stock" means the shares of common stock, $.001 par value per share, of SESI.

     "SESI Disclosure Documents" shall mean SESI's Annual Report on Form 10-KSB for the year ended December 31, 1995, SESI's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 and any other document filed by SESI with the Securities and Exchange Commission in accordance with the Exchange Act prior to the Closing Date.

     "Shares" shall  mean, collectively, the Nautilus Common
Stock and the Superior Bearing Common Stock.

     "Superior Bearing Common Stock" shall mean all of the issued and outstanding shares of common stock, without par value, of Superior Bearing.

     "Taxes" shall mean any federal, state, local or other taxes (including, without limitation, income, alternative minimum, franchise, property, sales, use, lease, excise, premium, payroll, wage, employment or withholding taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties and additions to tax).


                            ARTICLE 10
                          MISCELLANEOUS

     Section  10.1  Confidentiality.   Until the Closing Date
and subsequent to the termination of this Agreement pursuant to Section 7.1, SESI will keep confidential and will not disclose to any third party any information obtained by it from Seller in connection with this Agreement except (a) that information may be disclosed by SESI to its advisors in connection with the negotiation of and the activities conducted pursuant to this Agreement, or (b) to the extent that such information is or becomes generally available to the public through no act or omission of SESI in violation of this Agreement.

     Section 10.2 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement (or in any Exhibit hereto) or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

     Section 10.3 Notices. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated
individual,   (b)  certified  or  registered  mail,  postage
prepaid,  return   receipt   requested,   (c)  a  nationally
recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

     If to SESI, to:

          1503 Engineers Road
          Belle Chasse, LA  70037
          Attention: Terence Hall
          Facsimile transmission No.:  504-393-0003

     If to Seller, to:

          4516 Sheridan Avenue
          Metairie, LA 70002

     Section 10.4 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

     Section   10.5   Entire   Agreement;   No  Third   Party
Beneficiaries.   This  Agreement  (including the  documents,
exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 10.6 Governing  Law.   This  Agreement  shall be
governed  and  construed in accordance with the laws of  the
State  of  Louisiana   without   regard  to  any  applicable
principles of conflicts of law.

     Section 10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section  10.8  Severability.   If  any   term  or  other
provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public
policy,  all   other   conditions  and  provisions  of  this
Agreement shall nevertheless remain in full force and effect
so  long  as  the  economic   or   legal  substance  of  the
transactions  contemplated hereby is  not  affected  in  any
adverse manner  to  either  party.   Upon such determination
that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

     Section  10.9  Counterparts.    This  Agreement  may  be
executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

                              SUPERIOR ENERGY SERVICES, INC.


                              By:    /s/ Terence E. Hall
                                  __________________________
                                         Terence E. Hall,
                                           President


                              SELLER:

                                      /s/ John C. Gordon
                                  ____________________________
                                      John C. Gordon